Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of Lexent Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2003 filed with the Securities and Exchange Commission (the “Report”), we, Kevin M. O’Kane, Chief Executive Officer and Vice Chairman of the Company, and Bruce Levy, President and Chief Operating Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

Dated: November 13, 2003

/s/ Kevin M. O’Kane

Kevin M. O’Kane
Chief Executive Officer and
Vice Chairman

/s/ Bruce Levy

Bruce Levy
President and Chief Operating Officer

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Form 10-Q or as a separate disclosure document.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Lexent Inc. and will be retained by Lexent Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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